Exhibit 99.1

XPO Reports Third Quarter 2025 Results

GREENWICH, Conn. – October 30, 2025 – XPO (NYSE: XPO) today announced its financial results for the third quarter 2025. The company reported diluted earnings per share of $0.68, compared with $0.79 for the same period in 2024, and adjusted diluted earnings per share of $1.07, compared with $1.02 for the same period in 2024.

Third Quarter 2025 Summary Results

	Three Months Ended September 30,
	Revenue			Operating Income (Loss) (1)
(in millions)	2025	2024	Change %	2025	2024	Change %
North American Less-Than-Truckload Segment	$1,255	$1,251	0.3%	$208	$188	10.6%
European Transportation Segment	857	803	6.7%	(2)	6	NM
Corporate	-	-	0.0%	(42)	(18)	133.3%
Total	$2,111	$2,053	2.8%	$164	$176	-6.8%

	Adjusted Operating Income (2)					Adjusted EBITDA (2)(3)
(in millions)	2025		2024		Change %	2025	2024	Change %
North American Less-Than-Truckload Segment		$217		$198	9.6%	$308	$284	8.5%
European Transportation Segment		9		13	-30.8%	38	44	-13.6%
Corporate		NA		NA	NA	(4)	5	NM
Total	$	NA	$	NA	NA	$342	$333	2.7%

	Net Income (1)(3)			Diluted EPS (1)(3)
(in millions, except for per-share data)	2025	2024	Change %	2025	2024	Change %
Total	$82	$95	-13.7%	$0.68	$0.79	-13.9%

	Diluted Weighted-Average Common Shares Outstanding		Adjusted Diluted EPS (2)(3)
(in millions, except for per-share data)	2025	2024	2025	2024	Change %
Total	120	120	$1.07	$1.02	4.9%

Amounts may not add due to rounding.

NM - Not meaningful

NA - Not applicable

(1) Third quarter 2025 includes a $35 million charge ($27 million after-tax or -$0.23 per share) related to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO's acquisition of Con-way in 2015

(2) See the “Non-GAAP Financial Measures” section of the press release

(3) Third quarter 2024 includes a $9 million gain ($7 million after-tax or $0.06 per share) on a past investment in a private company that was sold in the quarter

Mario Harik, chief executive officer of XPO, said, “We continued to exceed expectations in the third quarter, delivering adjusted EBITDA of $342 million and adjusted diluted EPS of $1.07, both up year-over-year in a soft freight environment.

“In North American LTL, we grew adjusted operating income by 10% to $217 million and improved our adjusted operating ratio by 150 basis points to 82.7%, significantly outperforming seasonality. Additionally, we drove meaningful year-over-year and sequential improvements in yield, and our eleventh consecutive quarter of sequential growth in revenue per shipment, excluding fuel. A combination of profitable share gains in the local channel and AI-driven productivity improvements generated strong margin outperformance in the quarter.”

Harik continued, “Our intense execution is resulting in record service quality and margin expansion at the trough of the cycle. We’re in the early innings of realizing our long-term margin opportunity, and we expect performance to accelerate as our strategy continues to gain traction.”

Third Quarter Highlights

For the third quarter 2025, the company generated revenue of $2.11 billion, compared with $2.05 billion for the same period in 2024.

Operating income was $164 million for the third quarter, compared with $176 million for the same period in 2024. Net income was $82 million for the third quarter, compared with $95 million for the same period in 2024. The year-over-year decrease in operating income and net income reflects a $35 million charge in the Corporate segment for a legal matter related to a subsidiary owned by Con-way pre-acquisition. This is reflected in diluted earnings per share of $0.68 for the third quarter, compared with $0.79 for the same period in 2024.

Adjusted net income, a non-GAAP financial measure, was $128 million for the third quarter, compared with $122 million for the same period in 2024. Adjusted diluted EPS, a non-GAAP financial measure, was $1.07 for the third quarter, compared with $1.02 for the same period in 2024.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, was $342 million for the third quarter, compared with $333 million for the same period in 2024.

The company generated $371 million of cash flow from operating activities in the third quarter and ended the quarter with $335 million of cash and cash equivalents on hand, after $150 million of net capital expenditures. The company repurchased $50 million of common stock and repaid $50 million of term loan financing in the third quarter.

Results by Business Segment

•	North American Less-Than-Truckload (LTL): The segment generated revenue of $1.26 billion for the third quarter 2025, compared with $1.25 billion for the same period in 2024. On a year-over-year basis, shipments per day decreased 3.5%, and tonnage per day decreased 6.1%, while yield, excluding fuel, increased 5.9%.

Operating income was $208 million for the third quarter, compared with $188 million for the same period in 2024. Adjusted operating income, a non-GAAP financial measure, was $217 million for the third quarter, compared with $198 million for the same period in 2024. Adjusted operating ratio, a non-GAAP financial measure, was 82.7%, reflecting a year-over-year improvement of 150 basis points.

Adjusted EBITDA for the third quarter was $308 million, compared with $284 million for the same period in 2024. The year-over-year increase in adjusted EBITDA was due primarily to yield growth and improved productivity, partially offset by lower tonnage per day and wage inflation.

•	European Transportation: The segment generated revenue of $857 million for the third quarter 2025, compared with $803 million for the same period in 2024. Operating income was a loss of $2 million for the third quarter, compared with income of $6 million for the same period in 2024.

Adjusted EBITDA was $38 million for the third quarter, compared with $44 million for the same period in 2024.

•	Corporate: The segment generated an operating loss of $42 million for the third quarter 2025, compared with a loss of $18 million for the same period in 2024. The year-over-year increase in operating loss reflects the $35 million charge for a legal matter, partially offset by a reduction of $11 million in transaction and integration costs.

Adjusted EBITDA was a loss of $4 million for the third quarter 2025, compared with income of $5 million for the same period in 2024, as the company lapped a gain on a past investment in a private company that was sold a year ago.

Conference Call

The company will hold a conference call on Thursday, October 30, 2025, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 1-877-269-7756; international callers dial +1-201-689-7817. A live webcast of the conference will be available on the investor relations area of the company’s website, xpo.com/investors. The conference will be archived until November 29, 2025. To access the replay by phone, call toll-free (from US/Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use participant passcode 13756037.

About XPO

XPO, Inc. (NYSE: XPO) is a leader in asset-based less-than-truckload (LTL) freight transportation in North America. The company’s customer-focused organization efficiently moves 17 billion pounds of freight per year, enabled by its proprietary technology. XPO serves 55,000 customers with 605 locations and 38,000 employees in North America and Europe, and is headquartered in Greenwich, Conn., USA. Visit xpo.com for more information, and connect with XPO on LinkedIn, Facebook, X, Instagram and YouTube.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this press release.

XPO’s non-GAAP financial measures in this press release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis and for corporate; adjusted EBITDA margin on a consolidated basis; adjusted net income; adjusted diluted earnings per share (“adjusted diluted EPS”); adjusted operating income for our North American Less-Than-Truckload and European Transportation segments; and adjusted operating ratio for our North American Less-Than-Truckload segment.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted diluted EPS, adjusted operating income and adjusted operating ratio include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, stock-based compensation, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.

We believe that adjusted EBITDA and adjusted EBITDA margin, improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income and adjusted diluted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables. We believe that adjusted operating income and adjusted operating ratio improve the comparability of our operating results from period to period by removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expense and other adjustments as set out in the attached tables.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following: the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations; supply chain disruptions and shortages, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages; our ability to align our investments in capital assets, including equipment, service centers, and warehouses to our customers’ demands; our ability to implement our cost and revenue initiatives and realize growth and expansion as a result of those initiatives; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; our ability to continue insourcing linehaul in ways that enhance our network efficiency and productivity; the anticipated impact of a freight market recovery on our business; our ability to capture profitable share gains, facilitate yield growth, and improve margins during an upcycle; our ability to benefit from a sale, spin-off or other divestiture of one or more business units or to successfully integrate and realize anticipated synergies, cost savings and profit opportunities from acquired companies; goodwill impairment; issues related to compliance with data protection laws, competition laws, and intellectual property laws; fluctuations in currency exchange rates, fuel prices and fuel surcharges; the expected benefits of the spin-offs of GXO Logistics, Inc. and RXO, Inc.; our ability to develop and implement proprietary technology and suitable information technology systems; the impact of potential cyber-attacks and information technology or data security breaches or failures; our ability to repurchase shares on favorable terms; our indebtedness; our ability to raise debt and equity capital; fluctuations in interest rates; seasonal fluctuations; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain management talent and key employees including qualified drivers; labor matters; litigation; competition; and our ability to deliver improve pricing growth driven by service quality.

All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.

Investor Contact

Brian Scasserra

+1 617-607-6429

brian.scasserra@xpo.com

Media Contact

Cole Horton

+1 203-609-6004

cole.horton@xpo.com

XPO, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	Change %	2025	2024	Change %
Revenue	$2,111	$2,053	2.8%	$6,146	$6,150	-0.1%
Salaries, wages and employee benefits	876	852	2.8%	2,579	2,541	1.5%
Purchased transportation	424	430	-1.4%	1,250	1,303	-4.1%
Fuel, operating expenses and supplies	406	399	1.8%	1,183	1,213	-2.5%
Operating taxes and licenses	21	21	0.0%	61	61	0.0%
Insurance and claims	43	33	30.3%	118	105	12.4%
(Gains) losses on sales of property and equipment	1	-	NM	(2)	(5)	-60.0%
Depreciation and amortization expense	134	126	6.3%	388	365	6.3%
Pre-Con-way acquisition environmental matter (1)	35	-	NM	35	-	NM
Legal matter (2)	-	-	0.0%	(13)	-	NM
Transaction and integration costs	1	13	-92.3%	7	39	-82.1%
Restructuring costs	6	3	100.0%	26	17	52.9%
Operating income	164	176	-6.8%	513	511	0.4%
Other income	(2)	(15)	-86.7%	(4)	(31)	-87.1%
Debt extinguishment loss	-	-	0.0%	5	-	NM
Interest expense	54	56	-3.6%	166	170	-2.4%
Income before income tax provision	112	135	-17.0%	346	372	-7.0%
Income tax provision	30	40	-25.0%	89	60	48.3%
Net income	$82	$95	-13.7%	$257	$312	-17.6%

Earnings per share data (3)
Basic earnings per share	$0.69	$0.81		$2.18	$2.68
Diluted earnings per share	$0.68	$0.79		$2.15	$2.60

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	118	116		118	116
Diluted weighted-average common shares outstanding	120	120		120	120

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Relates to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO's acquisition of Con-way in 2015, as described in the Current Report on Form 8-K filed with the SEC on October 23, 2025.

(2) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(3) The sum of quarterly earnings per share may not equal year-to-date amounts due to differences in the weighted-average number of shares outstanding during the respective periods.

XPO, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions, except per share data)

	September 30,	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$335	$246
Accounts receivable, net of allowances of $42 and $50, respectively	1,103	977
Other current assets	262	283
Total current assets	1,699	1,505
Long-term assets
Property and equipment, net of $2,287 and $2,019 in accumulated depreciation, respectively	3,642	3,402
Operating lease assets	762	727
Goodwill	1,546	1,461
Identifiable intangible assets, net of $565 and $499 in accumulated amortization, respectively	325	361
Other long-term assets	214	254
Total long-term assets	6,489	6,206
Total assets	$8,189	$7,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$465	$477
Accrued expenses	816	708
Short-term borrowings and current maturities of long-term debt	125	62
Short-term operating lease liabilities	152	127
Other current liabilities	110	46
Total current liabilities	1,667	1,420
Long-term liabilities
Long-term debt	3,222	3,325
Deferred tax liability	449	393
Employee benefit obligations	84	85
Long-term operating lease liabilities	611	603
Other long-term liabilities	338	283
Total long-term liabilities	4,704	4,690

Stockholders’ equity
Common stock, $0.001 par value; 300 shares authorized; 117 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	-	-
Additional paid-in capital	1,196	1,274
Retained earnings	829	572
Accumulated other comprehensive loss	(208)	(246)
Total equity	1,817	1,601
Total liabilities and equity	$8,189	$7,712

Amounts may not add due to rounding.

XPO, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Nine Months Ended
	September 30,
	2025	2024
Cash flows from operating activities
Net income	$257	$312
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	388	365
Stock compensation expense	46	64
Accretion of debt	8	8
Deferred tax expense	72	39
Gains on sales of property and equipment	(2)	(5)
Other	19	-
Changes in assets and liabilities
Accounts receivable	(106)	(87)
Other assets	18	(71)
Accounts payable	(14)	(29)
Accrued expenses and other liabilities	76	21
Net cash provided by operating activities	760	619
Cash flows from investing activities
Payment for purchases of property and equipment	(551)	(623)
Proceeds from sale of property and equipment	18	17
Proceeds from sale of investment	-	8
Net cash used in investing activities	(532)	(598)
Cash flows from financing activities
Repurchase of debt	(50)	-
Repayment of debt and finance leases	(56)	(64)
Payment for debt issuance costs	(3)	(4)
Repurchase of common stock	(57)	-
Change in bank overdrafts	24	32
Payment for tax withholdings for restricted shares	(47)	(21)
Other	3	(1)
Net cash used in financing activities	(185)	(59)
Effect of exchange rates on cash, cash equivalents and restricted cash	(1)	5
Net increase (decrease) in cash, cash equivalents and restricted cash	42	(33)
Cash, cash equivalents and restricted cash, beginning of period	298	419
Cash, cash equivalents and restricted cash, end of period	$341	$385

Amounts may not add due to rounding.

North American Less-Than-Truckload Segment

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change %	2025	2024	Change %
Revenue (excluding fuel surcharge revenue)	$1,060	$1,055	0.5%	$3,112	$3,130	-0.6%
Fuel surcharge revenue	194	195	-0.5%	555	613	-9.5%
Revenue	1,255	1,251	0.3%	3,667	3,743	-2.0%
Salaries, wages and employee benefits	648	642	0.9%	1,907	1,894	0.7%
Purchased transportation	30	58	-48.3%	99	204	-51.5%
Fuel, operating expenses and supplies (1)	225	231	-2.6%	679	710	-4.4%
Operating taxes and licenses	17	17	0.0%	50	49	2.0%
Insurance and claims	27	21	28.6%	77	63	22.2%
Losses on sales of property and equipment	2	3	-33.3%	4	7	-42.9%
Depreciation and amortization	98	89	10.1%	283	257	10.1%
Transaction and integration costs	-	-	0.0%	-	1	-100.0%
Restructuring costs	-	-	0.0%	4	2	100.0%
Operating income	208	188	10.6%	565	556	1.6%
Operating ratio (2)	83.4%	85.0%		84.6%	85.1%
Amortization expense	9	9		27	27
Transaction and integration costs	-	-		-	1
Restructuring costs	-	-		4	2
Gains on real estate transactions	-	-		(2)	-
Adjusted operating income (3)	$217	$198	9.6%	$594	$587	1.2%
Adjusted operating ratio (3) (4)	82.7%	84.2%		83.8%	84.3%
Depreciation expense	89	80		256	229
Pension income	2	6		5	19
Gains on real estate transactions	-	-		2	-
Adjusted EBITDA (5)	$308	$284	8.5%	$857	$836	2.5%
Adjusted EBITDA margin (5)	24.5%	22.7%		23.4%	22.3%

Amounts may not add due to rounding.

(1) Fuel, operating expenses and supplies includes fuel-related taxes.

(2) Operating ratio is calculated as (1 - (Operating income divided by Revenue)) using the underlying unrounded amounts.

(3) See the “Non-GAAP Financial Measures” section of the press release.

(4) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)) using the underlying unrounded amounts; adjusted operating margin is the inverse of adjusted operating ratio.

(5) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

North American Less-Than-Truckload

Summary Data Table

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change %	2025	2024	Change %
Pounds per day (thousands)	65,236	69,470	-6.1%	66,158	70,950	-6.8%

Shipments per day	50,094	51,921	-3.5%	49,763	52,281	-4.8%

Average weight per shipment (in pounds)	1,302	1,338	-2.7%	1,329	1,357	-2.0%

Revenue per shipment (including fuel surcharges)	$391.13	$379.00	3.2%	$386.54	$374.57	3.2%

Revenue per shipment (excluding fuel surcharges)	$330.48	$319.75	3.4%	$327.95	$313.16	4.7%

Gross revenue per hundredweight (including fuel surcharges) (1)	$30.42	$28.77	5.8%	$29.57	$28.20	4.9%

Gross revenue per hundredweight (excluding fuel surcharges) (1)	$25.77	$24.34	5.9%	$25.16	$23.67	6.3%

Average length of haul (in miles)	866.7	855.7		852.5	850.5

Total average load factor (2)	22,442	22,644	-0.9%	22,548	22,800	-1.1%

Average age of tractor fleet (years)	3.6	4.2

Number of working days	64.0	63.5		190.5	191.0

(1) Gross revenue per hundredweight excludes the adjustment required for financial statement purposes in accordance with the company's revenue recognition policy.

(2) Total average load factor equals freight pound miles divided by total linehaul miles.

Note: Table excludes the company's trailer manufacturing operations. Percentages presented are calculated using the underlying unrounded amounts.

European Transportation Segment

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change %	2025	2024	Change %
Revenue	$857	$803	6.7%	$2,479	$2,407	3.0%
Salaries, wages and employee benefits	224	206	8.7%	660	634	4.1%
Purchased transportation	394	372	5.9%	1,151	1,100	4.6%
Fuel, operating expenses and supplies (1)	180	168	7.1%	505	503	0.4%
Operating taxes and licenses	4	4	0.0%	11	12	-8.3%
Insurance and claims	16	12	33.3%	42	39	7.7%
Gains on sales of property and equipment	(1)	(4)	-75.0%	(6)	(12)	-50.0%
Depreciation and amortization	35	36	-2.8%	101	106	-4.7%
Legal matter (2)	-	-	0.0%	(13)	-	NM
Transaction and integration costs	-	1	-100.0%	-	2	-100.0%
Restructuring costs	5	2	150.0%	17	13	30.8%
Operating income (loss)	$(2)	$6	NM	$10	$12	-16.7%
Other expense	-	(1)		(1)	(1)
Amortization expense	6	5		16	16
Legal matter (2)	-	-		(13)	-
Transaction and integration costs	-	1		-	2
Restructuring costs	5	2		17	13
Adjusted operating income (3)	$9	$13	-30.8%	$30	$41	-26.8%
Depreciation expense	29	31		85	90
Adjusted EBITDA (4)	$38	$44	-13.6%	$115	$131	-12.2%
Adjusted EBITDA margin (4)	4.5%	5.4%		4.6%	5.4%

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Fuel, operating expenses and supplies includes fuel-related taxes.

(2) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(3) See the “Non-GAAP Financial Measures” section of the press release.

(4) Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

Corporate

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change %	2025	2024	Change %

Revenue	$-	$-	0.0%	$-	$-	0.0%
Salaries, wages and employee benefits	4	4	0.0%	12	13	-7.7%
Insurance and claims	-	-	0.0%	-	3	-100.0%
Depreciation and amortization	1	1	0.0%	3	3	0.0%
Pre-Con-way acquisition environmental matter (1)	35	-	NM	35	-	NM
Transaction and integration costs	1	12	-91.7%	7	36	-80.6%
Restructuring costs	-	1	-100.0%	5	2	150.0%
Operating loss	$(42)	$(18)	133.3%	$(63)	$(57)	10.5%
Other income (expense) (2)	-	9		1	13
Depreciation and amortization	1	1		3	3
Pre-Con-way acquisition environmental matter (1)	35	-		35	-
Transaction and integration costs	1	12		7	36
Restructuring costs	-	1		5	2
Adjusted EBITDA (3)	$(4)	$5	NM	$(12)	$(3)	300.0%

Amounts may not add due to rounding.

NM - Not meaningful.

(1) Relates to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO's acquisition of Con-way in 2015, as described in the Current Report on Form 8-K filed with the SEC on October 23, 2025.

(2) Other income (expense) consists of foreign currency gain (loss) and other income (expense), which is primarily comprised of investment income in 2024.

(3) See the “Non-GAAP Financial Measures” section of the press release.

XPO, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited)

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change %	2025	2024	Change %
Reconciliation of Net Income to Adjusted EBITDA
Net income	$82	$95	-13.7%	$257	$312	-17.6%
Debt extinguishment loss	-	-		5	-
Interest expense	54	56		166	170
Income tax provision	30	40		89	60
Depreciation and amortization expense	134	126		388	365
Pre-Con-way acquisition environmental matter (1)	35	-		35	-
Legal matter (2)	-	-		(13)	-
Transaction and integration costs	1	13		7	39
Restructuring costs	6	3		26	17
Adjusted EBITDA (3)	$342	$333	2.7%	$960	$964	-0.4%
Revenue	$2,111	$2,053	2.8%	$6,146	$6,150	-0.1%
Adjusted EBITDA margin (3) (4)	16.2%	16.2%		15.6%	15.7%

Amounts may not add due to rounding.

(1) Relates to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO's acquisition of Con-way in 2015, as described in the Current Report on Form 8-K filed with the SEC on October 23, 2025.

(2) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(3) See the “Non-GAAP Financial Measures” section of the press release.

(4) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

XPO, Inc.

Reconciliation of Non-GAAP Measures (cont.)

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Reconciliation of Net Income and Diluted Earnings Per Share to Adjusted Net Income and Adjusted Earnings Per Share
Net income	$82	$95	$257	$312
Debt extinguishment loss	-	-	5	-
Amortization of acquisition-related intangible assets	15	14	43	43
Pre-Con-way acquisition environmental matter (1)	35	-	35	-
Legal matter (2)	-	-	(13)	-
Transaction and integration costs	1	13	7	39
Restructuring costs	6	3	26	17
Income tax associated with the adjustments above (3)	(12)	(5)	(21)	(18)
European legal entity reorganization (4)	-	2	1	(40)

Adjusted net income (5)	$128	$122	$340	$354

Adjusted diluted earnings per share (5)	$1.07	$1.02	$2.85	$2.95

Weighted-average common shares outstanding
Diluted weighted-average common shares outstanding	120	120	120	120

Amounts may not add due to rounding.

(1) Relates to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO's acquisition of Con-way in 2015, as described in the Current Report on Form 8-K filed with the SEC on October 23, 2025.

(2) Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(3) This line item reflects the aggregate tax benefit of all non-tax related adjustments reflected in the table above. The detail by line item is as follows:

Debt extinguishment loss	$-	$-	$1	$-
Amortization of acquisition-related intangible assets	2	3	7	10
Pre-Con-way acquisition environmental matter	8	-	8	-
Transaction and integration costs	-	1	2	4
Restructuring costs	1	1	3	4
	$12	$5	$21	$18

Amounts may not add due to rounding.

The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items, non-deductible compensation, losses for which no tax benefit can be recognized, and contribution- and margin-based taxes.

(4) Reflects a tax benefit recognized in the second quarter of 2024 and the subsequent adjustments recognized related to a legal entity reorganization within our European Transportation business.

(5) See the "Non-GAAP Financial Measures" section of the press release.